UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 30, 2019

FAIR ISAAC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11689	94-1499887
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Metro Drive, Suite 700 San Jose, California	95110-1346
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                 408-535-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 30, 2019, Fair Isaac Corporation (the “Company”) announced that Michael J. Pung, Executive Vice President, Chief Financial Officer and Investor Relations, intends to retire from the Company effective as of December 31, 2019. The Company is undertaking a search for his successor, and Mr. Pung will continue to hold such title until such time that a new Executive Vice President, Chief Financial Officer and Investor Relations is appointed.

In connection with his retirement as Executive Vice President and Chief Financial Officer, Mr. Pung has entered into a Transition Agreement with the Company (the “Transition Agreement”) pursuant to which he will remain an employee of the Company through December 31, 2019. He will receive an annual base salary of $400,000 and continue to participate in employee benefit plans and programs for which he is eligible as of January 30, 2019, including the Company’s Management Incentive Plan through September 30, 2019, provided that Mr. Pung will not be eligible for any incentive stock awards from January 30, 2019 to December 31, 2019. Pursuant to the Transition Agreement, the Company also agreed with Mr. Pung that if any Event occurs during the Term (as such terms are defined in the Management Agreement) and Mr. Pung’s employment is voluntarily or involuntarily terminated under circumstances specified in the Management Agreement between the Company and Mr. Pung (as amended, the “Management Agreement”), then Mr. Pung will be eligible to receive the severance benefits described in the Management Agreement. The Transition Agreement also provides neither Mr. Pung’s notice of resignation effective as of December 31, 2019 nor his resignation on such date constitutes an involuntary termination or resignation for Good Reason (as defined in the Management Agreement) under the Management Agreement or his existing Letter Agreement with the Company.

The foregoing description of the terms of the Transition Agreement is a summary only and is qualified in its entirety by reference to the Transition Agreement included as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibits	Description

10.1	Transition Agreement dated January 30, 2019 by and between the Company and Michael J. Pung.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIR ISAAC CORPORATION

By	/s/ Mark R. Scadina
Mark R. Scadina
Executive Vice President, General Counsel and Secretary

Date: January 31, 2019